Exhibit 23









                          Independent Auditors' Consent


The Board of Directors
Yardville National Bancorp:


We consent to the incorporation by reference in Registration Statements (No. 33-98076, No. 333-28193, No. 333-71741, No. 333-100217 and No. 333-102932) on
Form S-8 of Yardville National Bancorp of our report dated January 27, 2003, except for Note 8, which is as of February 20, 2003, relating to the consolidated statements of condition of Yardville National Bancorp and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report is incorporated by reference in the Annual Report on Form 10-K of Yardville National Bancorp for the year ended December 31, 2002.


Our report refers to Yardville National Bancorp's adoption of Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections" in 2002.


                                        KPMG LLP



Short Hills, New Jersey
March 31, 2003